UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2011

Freescale Semiconductor Holdings I, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2011, Freescale Semiconductor Holdings I, Ltd. (the "Company") held a special general meeting of its members at which its members voted upon and approved two amendments to the Company's bye-laws. The amendments (i) authorize action by non-unanimous written consent for any action which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the members and (ii) enable action by the Company to alter or reduce its share capital if authorized by resolution of the Board of Directors. The voting results for the proposal were as follows: 1,012,266,382 shares were cast for the resolution; 616,726 shares abstained and no shares were cast against the resolution, withheld or considered broker non-votes.

Item 8.01 Other Events.

On May 7, 2011, the Company’s Board of Directors approved a 1-for-5.16 consolidation of its common shares to be effective as of May 7, 2011. As a result of the share consolidation, the Company was required to make adjustments to the terms of its outstanding securities that are convertible into its common shares to reflect the consolidation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor Holdings I, Ltd.

May 12, 2011	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary